UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 25, 2021
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

001-11507	13-5593032
----------------------------------------------------	---------------------------------------------
(Commission File Number)	(IRS Employer Identification No.)
111 River Street, Hoboken New Jersey	07030
----------------------------------------------------	---------------------------------------------
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(201) 748-6000
---------------------------------------------

Not Applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $1.00 per share	JW.A	New York Stock Exchange
Class B Common Stock, par value $1.00 per share	JW.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 28, 2021, John Wiley & Sons, Inc. (the “Company”) announced that John A. Kritzmacher, Executive Vice President and Chief Financial Officer, will be retiring from the Company on December 31, 2021. On October 25, 2021, the Company appointed Christina Van Tassell as the Company’s Executive Vice President and Chief Financial Officer, reporting to President and Chief Executive Officer, Brian A. Napack, effective November 22, 2021. Ms. Van Tassell will succeed Mr. Kritzmacher who will step down from his role as of such date but remain with the Company until December 31, 2021 to provide for a well-coordinated transition until his retirement.

Ms. Van Tassell, 51, will join the Company from Dow Jones & Company, Inc. (“Dow Jones”) a global news and information company, where she has been Chief Financial Officer since November 2017. Prior to Dow Jones, Ms. Van Tassell was Global Chief Financial Officer at Xaxis, a WPP Company from 2014 to 2017, as well as Global Chief Financial Officer and Partner at Centurion Holdings LLC. Ms. Van Tassell began her career at PricewaterhouseCoopers, holding senior roles in New York, London, and Sweden.

In connection with her appointment, Ms. Van Tassell will receive:
•	A base salary of $650,000.
•	Eligibility to participate in the Company’s Executive Annual Incentive Plan, with a target incentive equal to 100% of base salary.
•	Eligibility to participate in annual grants under the Company’s Executive Long-Term Incentive Program (ELTIP), with a target long-term incentive equal to 200% of base salary.
•	A cash sign-on bonus of $250,000, half payable in the payroll period 90 days after start date and half payable in the payroll period following the first anniversary of the start date.
•
A one-time grant of restricted share units with a grant value of $1.3 million, payable in Class A shares of the Company stock which will vest 50% on each of the first and second anniversaries of the start date.

•	A grant of 20,000 premium stock options with the same terms and conditions as the Company’s other Executive Leadership Team members.
Ms. Van Tassell’s employment letter also provides for certain severance and change in control benefits. Pursuant to her employment letter, Ms. Van Tassell is subject to certain confidentiality obligations, and non-compete and non-solicitation covenants. The foregoing description is a summary and is qualified in its entirety by reference to the employment letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in its entirety herein.
A copy of the press release announcing the appointment of Ms. Van Tassell as Executive Vice President and Chief Financial Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K.
In connection with his departure from the Company, Mr. Kritzmacher will receive certain payments and benefits in accordance with the June 26, 2017 Addendum to his Employment Agreement dated as of May 20, 2013.

Item 9.01 – Financial Statements and Exhibits
Exhibit 10.1: Employment letter dated October 25, 2021 Exhibit 99.1: Press Release dated October 28, 2021 Exhibit 104: Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOHN WILEY & SONS, INC.
(Registrant)

By	/s/ Brian A. Napack
Brian A. Napack
President and
Chief Executive Officer

Dated: October 28, 2021